Exhibit 99.1

[OSBI Press Release Header]

For Immediate Release
March 27, 2007

For additional information contact:

Doug Cheatham, Sr. Vice President and CFO
(630) 906-5484

Old Second Bancorp, Inc. Announces Subsidiary Bank Consolidation

Aurora, Illinois -  Old Second Bancorp, Inc. (Nasdaq: OSBC) today announced that it intends to merge two of its banks, Old Second Bank-Kane County and Old Second Bank-Yorkville, with and into its largest bank, The Old Second National Bank of Aurora.  The resulting bank will be renamed “Old Second National Bank.”  William B. Skoglund, Chief Executive Officer and President of the Company, said “There are several compelling reasons for this decision, including cost savings and enhanced customer service.  We are confident that this action will lead to a standardization and consistency in the way we do our business across our network of branches, which will help continue to improve our performance for our customers, investors and the communities we serve.”  This consolidation is subject to regulatory approval and the Company expects to complete this process by July 1, 2007.

Old Second Bancorp, Inc. currently has thirty-two banking offices located in Kane, Kendall, DeKalb, DuPage, and LaSalle counties in Illinois.

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Forward Looking Statements: This press release may contain forward-looking statements. Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the company’s beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, please review our filings with the Securities and Exchange Commission, including the Company’s Form 10-K for 2006.